Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our reports dated March 14, 2005, accompanying the consolidated financial statements and Schedule II and management’s assessment of the effectiveness of internal control over financial reporting included in the Annual Report of Computer Horizons Corp. and Subsidiaries on Form 10-K for the year ended December 31, 2004.  We hereby consent to the incorporation by reference of said reports in the Registration Statements of Computer Horizons Corp. and Subsidiaries on Forms S-3 (File No. 333-33665, effective September 24, 1997, File No. 333-44417, effective February 27, 1998 and File No. 333-48877, effective March 30, 1998), and on Forms S-8 (File No. 033-41726, effective July 16, 1991, File No. 033-59437, effective May 18, 1995, File No. 033-64763, effective December 5, 1995 and File No. 333-60751, effective August 5, 1998,  File No. 333-74579, effective March 17, 1999, and File No. 333-104126, effective March 28, 2003).

/s/ Grant Thornton LLP
GRANT THORNTON LLP
Edison, New Jersey
March 14, 2005